Exhibit 10.20

THIS AGREEMENT made the 20th day of September, One Thousand Nine Hundred and Ninety Four BETWEEN ALLMAN EQUITIES LIMITED of 3 Herbert Road, Bray, County Wicklow (hereinafter called “the Lessor”) of the one part and CHAMFIELD LIMITED of Kilbride Industrial Estate, Arklow, County Wicklow (hereinafter called “the Lessee”) of the other part).

WHEREAS:

1. The Lessor has granted to the Lessee a Lease dated the 20th day of September 1994 of a building situate at Kilbride Industrial Estate, Arklow, County Wicklow. (hereinafter called “the Lease”).

2. The Lessor has agreed with the lessee that the lessee shall have the right to surrender the Lease on the terms and conditions hereinafter contained.

NOW THIS AGREEMENT WITNESSETH:-

1.	(a)

The Lessee on giving to the Lessor written notice at least six months in advance of the proposed date of termination which Notice must expire on a gale day, may terminate the Lease with effect from the end of the tenth year of the term created by the Lease PROVIDED such written notice is accompanied by payment of the equivalent of twelve months rent but the Lessee shall not be entitled to any credit for such payment against the rent payable pursuant to the terms of the Lease up to the date of termination.

2.

On such date of termination the Lessee shall deliver possession of the said building demised by the Lease to the Lessor whereupon the Lease shall terminate but without prejudice to any claim of the Lessor arising out of any antecedent breach of the Lessee of any of the covenants of conditions in the Lease or to any obligation of the lessee arising under the Lease upon termination thereof.

3.	The termination of the Lease pursuant to this Agreement shall not affect the rights or obligations of either party hereto arising under or by virtue of any other agreement.

4.	This Agreement shall be binding upon the Lessor and its successors and assigns.

IN WITNESS whereof the parties have hereunto executed these presents the day and year first herein WRITTEN.

PRESENT when the Common Seal

of CHAMFIELD LIMITED

was affixed hereto;-

Brokers Joyce & Co.
Solicitors Arklow

/s/ P. Flood
DIRECTOR

/s/ Neil Mills
AUTHORISED SIGNATORY

PRESENT when the Common Seal

of ALLMAN EQUITIES LIMITED

was affixed hereto;-

/s/ David Allman
DIRECTOR

/s/ Kathleen Allman
DIRECTOR

Dated the 20th day of September, 1994

ALLMAN EQUITIES LIMITED

One part

and

CHAMFIELD LIMITED

Other part

SURRENDER OPTION

Brian McLoughlin & Company,
Solicitors,
3, Herbert Road,
Bray,
County Wicklow.
Ghan3.wp.2.6.94